EXHIBIT 5.1

March 31, 2010

Westport Innovations Inc.
Suite 101, 1750 West 75th Avenue
Vancouver, British Columbia V6P 6G2
Canada

Dear Sirs/Mesdames:

Re:	Stock Option Plan, 2001 Performance Unit Plan and 2003 Performance Unit Plan of Westport Innovations Inc.

We have acted as Canadian counsel to Westport Innovations Inc., an Alberta corporation ("Westport"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Westport with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended, relating to the issuance by Westport of common shares (the "Shares") upon the exercise of options and units pursuant to the stock option plan, the 2001 performance unit plan and the 2003 performance unit plan of Westport (collectively, the "Incentive Plans").  This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

We have examined the Registration Statement and the Incentive Plans, which have been filed with the Commission as exhibits to the Registration Statement.  We also have examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion.  With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of representatives of Westport.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares shall have been issued in accordance with the terms of the Incentive Plans, the Shares will be validly issued, fully paid and non-assessable.

This opinion is based upon and limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the related prospectus.

Yours very truly,